                              FORBEARANCE AGREEMENT

            THIS FORBEARANCE AGREEMENT ("Forbearance Agreement"), effective as of January 21, 2005 (the "Forbearance Date"), is made by and among OMNI ENERGY SERVICES CORP., AMERICAN HELICOPTERS INC., OMNI ENERGY SERVICES CORP.-MEXICO, TRUSSCO, INC., AND TRUSSCO PROPERTIES, LLC (collectively, "Maker" and each, individually, a "Maker"), and BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas ("Payee"), and is based on the following recitals of fact.

                                R E C I T A L S:

      A. The Maker is indebted to the Payee under a Promissory Note dated as of October 22, 2004 (the "Note"; capitalized terms used in this Forbearance Agreement but not defined herein shall have the same sense and meaning as in the
Note), among the Maker and the Payee. As of the Forbearance Date, the outstanding principal balance of the Note is Six Million, Five Hundred Thousand Dollars ($6,500,000.00) (the "Balance"). Unpaid interest continues to accrue according to the terms of the Note, currently at the Default Rate. Additionally, the Maker is obligated for other fees, costs, and expenses in accordance with and as may be provided for in the Loan Documents.

      B. As of the date of this Forbearance Agreement, an Event of Default exists under paragraph 7(a) of the Note as a result of the Maker's failure to repay the Obligations owing to the Payee under the Note on the Final Maturity Date (the "Existing Default").

      C. The Maker has requested that the Payee temporarily forbear from exercising its available rights and remedies arising as a result of the Existing Default and the Payee is willing to forebear from exercising such rights and remedies conditioned upon and subject to the terms and conditions set forth in this Forbearance Agreement.

                               A G R E E M E N T:

      For and in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Payee agrees as follows:

      1. Recitals. The foregoing recitals are confirmed by the parties as true, accurate, and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Forbearance Agreement.

FORBEARANCE AGREEMENT - Page 1

      2. Extension of Maturity, Forbearance and Limitations Thereof.

            (a) Subject to the terms and provisions of this Forbearance Agreement (including without limitation, paragraph 6 and paragraph 7 hereof), the Payee hereby agrees to forbear from exercising any of its rights and remedies arising under the Loan Documents or otherwise as a result of the Existing Default (the "Forbearance") for the period, and only for the period, commencing on the Forbearance Date through and including February 28, 2005 (the "Expiration Date") or such earlier date on which Payee's agreement to forbear pursuant hereto terminates (such period being referred to hereinafter as the "Forbearance Period").

            (b) Paragraph 2(a) of this Forbearance Agreement shall be limited strictly as written and this Forbearance Agreement does not constitute a forbearance with respect to any Event of Default other than the Existing Default and does not constitute a waiver of the Existing Default or any other Event of Default. In the event that prior to the end of the Forbearance Period any further Event of Default occurs under the Note (i.e., other than the Existing Default) or if the Maker shall breach any provision of this Forbearance Agreement or any Loan Document, then the Payee shall have the right and option, in its sole discretion and without notice to the Maker, to terminate its agreement to forbear pursuant to this Forbearance Agreement and to exercise any and all of its rights and remedies under the Loan Documents or otherwise arising as a result of such Event of Default or the Existing Default.

            (c) Notwithstanding anything contained herein to the contrary, and as an additional material inducement to the Payee to enter into this Forbearance Agreement, the Maker hereby agrees that, except as expressly set forth herein with respect to the Forbearance during the Forbearance Period, this Forbearance Agreement shall have no effect on, and shall not act as a waiver of, any Event of Default (including, without limitation, the Existing Default), or any rights or remedies resulting therefrom, whether now existing or hereafter arising, under the terms and provisions of the Loan Documents or otherwise whether known or unknown by the Payee. The Payee expressly reserves the right to, and may, at its option, declare any other Event of Default, except as expressly set forth herein.

      3. Liens. By this Forbearance Agreement, all liens, security interests, assignments, superior titles, rights, remedies, powers, equities, and priorities securing the Obligations (collectively, the "Outstanding Liens") are hereby ratified and confirmed as valid, subsisting, and continuing to secure the Obligations as amended to date, and this Forbearance Agreement shall not affect the priority of any Outstanding Lien. Nothing in this Forbearance Agreement shall in any manner diminish, impair, or extinguish any of the Outstanding Liens or the Loan Documents or be construed as a novation in any respect. In addition, the Maker acknowledges and agrees that this Forbearance Agreement constitutes a Loan Document and that the obligations of the Maker hereunder (including, without limitation, the obligation of Maker to repurchase the Stock, as hereinafter defined, as provided in paragraph 7 (d) below) constitute Obligations secured by the Outstanding Liens.

FORBEARANCE AGREEMENT - Page 2

      4. Amounts Due. The Payee and the Maker acknowledge that, prior to giving effect to any payment or payments specified in this Forbearance Agreement, the aggregate outstanding unpaid principal balance of the Note is equal to the Balance, and accrued and unpaid interest on the Note is equal to $198,972.04as of the Forbearance Date.

      5. Waivers of Makers. Each Maker waives any and all rights to other notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit or arbitration proceedings against any party, notice of intention to accelerate, notice of acceleration, demand for payment, and any other notices whatsoever regarding the Obligations or any of the Loan Documents, and further waives any claims that any notices previously given are or were insufficient for any reason.

      6. Conditions Precedent. The following are conditions precedent to the effectiveness of this Forbearance Agreement:

            (a) Delivery. Before this Forbearance Agreement becomes effective and any party becomes obligated under it, the Payee shall have received fully executed originals of this Forbearance Agreement.

            (b) Reimbursement of the Payee's Costs and Expenses; Receipt of Payments. The Payee shall have received reimbursement, in immediately available funds, of all unpaid fees, expenses and costs due from the Maker to the Payee, and all costs and expenses incurred by the Payee in connection with this Forbearance Agreement, including but not limited to charges for preparing, recording, and/or filing amendments to financing statements, appraisal, and legal fees and expenses of the Payee's counsel ("Reimbursable Costs") to the extent incurred by the Payee and submitted to the Maker for reimbursement. The amount of Reimbursable Costs to be paid by Maker in order for this Forbearance Agreement to become effective is $22,000.00. All other Reimbursable Costs incurred by Payee shall be paid by Maker as provided below and in the Loan Documents.

            (c) Payment of Interest and Principal. The Payee shall receive payment of an amount equal to all accrued and unpaid interest on the Note as of the Forbearance Date (being $198,972.04) plus Two Hundred Fifty Thousand Dollars ($250,000.00) of principal of the Note.

            (d) Additional Information. The Payee shall have received such additional agreements, certificates, documents, instruments, and information as the Payee or its legal counsel may request to effect the Forbearance contemplated hereby.

            (e) All payments to be made by Maker to Payee as provided in the Note, this Forbearance Agreement or any other Loan Document will be paid to Payee in accordance with Payee's wire transfer instructions attached hereto as Exhibit "A".

FORBEARANCE AGREEMENT - Page 3

      7. Continuing Conditions. Payee's agreement to forbear pursuant to this Forbearance Agreement is conditioned upon the Maker's compliance with each of the following conditions. The Maker acknowledges and agrees that the Maker's failure to fully comply with any of the following conditions shall constitute a breach of the terms of this Forbearance Agreement which shall result in the termination of the Payee's agreement to forbear.

            (a) Obligation to Remain Current. The Maker shall remain current in the payment of all interest and other fees and expenses as provided by the Note, any other Loan Document and this Forbearance Agreement.

            (b) Applicable Interest Rates. Interest on the outstanding principal of the Obligations shall be calculated at a per annum rate equal to the lesser of (x) the Highest Lawful Rate or (y) the Default Rate.

            (c) Payments. In addition to the payments required by paragraphs 6
      (b) and (c) above, on January 28, 2005, Maker shall pay to Payee an additional Two Hundred Fifty Thousand Dollars ($250,000.00), with such payment being applied first to accrued and unpaid interest on the Note and additional Reimbursable Costs, and with the balance of such payment being applied to the unpaid principal balance of the Note. The remaining principal due on the Note and all other amounts due to Payee pursuant to the Loan Documents are due and payable on the last day of the Forbearance Period.

            (d) Payment in Stock; Obligation to Purchase. Subject to satisfaction of the conditions set forth below, the Maker's obligation to pay all of the amounts required to be paid as provided in paragraphs 6 (b) and (c) and the Two Hundred Fifty Thousand Dollars ($250,000.00) payment required to be made on January 28, 2005 as provided above (but not the principal balance of the Note, and interest thereon, due and payable on the last day of the Forbearance Period) may be satisfied by the delivery to the Payee, on the date the payment in question is due, of fully registered, publicly traded, unrestricted common stock ("Stock") of OMNI Energy Services Corp., or, if Maker is unable to deliver such Stock as fully registered, unrestricted shares, by delivery to the Payee of privately issued restricted shares of Stock, in each case, registered in the name of Payee or its nominee, valued at the lesser of (i) the closing price of the Stock on the NASDAQ Stock Market on the last day the Stock was trading on such market prior to the due date of such payment or (ii) the opening price of the Stock on such market on the date such payment is due, in each case rounded up to the next highest whole number of shares of Stock. If the shares of Stock are privately issued, restricted shares, Maker shall cause OMNI Energy Services Corp. to prepare and file a registration statement on Form S-3, or other appropriate form, to register the resale of such Stock, and to use its best efforts to cause such registration statement to be declared effective on or before the last day of the Forbearance Period. The issuer shall cause the registration statement to continue in effect until such time that the Payee (and/or its nominee and/or successor or assign) has disposed of all the Stock or that it may be entitled to dispose of all of the Stock without any restrictions or limitations under the securities laws. On or prior to the Expiration Date, Payee may, with one business day's prior notice to Maker, require that Maker

FORBEARANCE AGREEMENT - Page 4
      purchase the Stock issued to Payee as aforesaid by delivery to Payee by wire transfer in same day funds U.S. Dollars equal to the value of such Stock valued at the higher of (x) the value determined under clauses (i) or (ii) of the preceding sentence or (y) the then current market price of the Stock. The rights of Maker set forth in this paragraph (d) to make the above-described payment to Payee by the delivery of the Stock is conditioned and contingent upon Payee agreeing, at or prior to the time such Stock is offered to Payee, that it will accept such Stock, and if Payee does not agree in writing to so accept such Stock, Maker shall have no right to make such payment by delivering such Stock to Payee and Payee will have no obligation to accept such Stock. Payee may make its determination of whether to accept such Stock in payment of the amounts due as set forth in this paragraph (d) in Payee's sole discretion.

            (e) Notice of Payment. If Maker elects to pay all amounts due under the Note, the other Loan Documents and this Forbearance Agreement prior to the last day of the Forbearance Period, Maker must give the Payee no less than 5 business days' prior written notice of such payment. Once given, such notice will be irrevocable and the Note shall be due and payable on the date prior to the last day of the Forbearance Period as provided in such notice.

      8. Representations and Warranties. In order to induce the Payee to execute, deliver, and perform this Forbearance Agreement, the Maker warrants and represents to the Payee each and every of the following:

            (a) This Forbearance Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and the Maker is solvent and is not bankrupt.

            (b) This Forbearance Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

            (c) No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the United States Bankruptcy Code (the "Bankruptcy Code"), has been instituted by or against any Maker or threatened against any Maker.

            (d) The execution of this Forbearance Agreement by the Maker and the performance by the Maker of its respective obligations hereunder will not violate or result in a breach or constitute a default under any agreement to which it is a party.

            (e) All information provided by the Maker to the Payee prior to the Forbearance Date, including, without limitation, all representations and warranties made and given by any Maker in the Loan Documents, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof, true,

FORBEARANCE AGREEMENT - Page 5
      accurate, and correct in all respects. The Maker recognizes and acknowledges that the Payee is entering into this Forbearance Agreement based in part on the financial information provided to the Payee by the Maker and that the truth and correctness of that financial information is a material inducement to the Payee in entering into this Forbearance Agreement. During the term of this Forbearance Agreement, the Maker agrees to advise the Payee promptly in writing of any and all new information, facts, or occurrences which would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to the Payee.

            (f) Other than the Existing Default, no Default or Event of Default under any Loan Document has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a Default or an Event of Default.

            (g) The Maker lawfully possesses and holds a 100% ownership interest in all of the Collateral for the Obligations, free and clear of any Lien, defect, reservation of title, or conditional sales contract, and also of any security interest, other than the Outstanding Liens in favor of the Payee or Permitted Encumbrances. There is no financing statement affecting any real, personal, tangible, or intangible property ("Property") of the Maker on file in any public office except for financing statements in favor of the Payee and any relating to Permitted Encumbrances.

            (h) Since the inception of the Obligations, there have been no changes in the organization, composition, material ownership, structure, or formation documents of any Maker which has not been disclosed in writing to the Payee; in each state in which any Maker does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

            (i) Execution, delivery, and performance of this Forbearance Agreement, and any instrument or agreement required hereunder, are within each Maker's powers, have been duly authorized, and do not conflict with any of its organizational papers.

            (j) The Loan Documents to which the Maker is a party, including this Forbearance Agreement, are legal, valid, and binding agreements of the Maker, enforceable in accordance with its respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding, and enforceable; this Forbearance Agreement does not conflict with any law, agreement, or obligation by which the Maker is bound.

      9. Reaffirmation. Each Maker reaffirms all of its obligations under the Loan Documents to which it is a party.

      10. Termination of Forbearance and Rights in the Event of Bankruptcy.

FORBEARANCE AGREEMENT - Page 6

            (a) Notwithstanding anything to the contrary in this Forbearance Agreement, the obligations of the Payee to forbear from exercising any of its rights and remedies arising under the Loan Documents or otherwise as a result of the Existing Default shall terminate upon the filing of any proceeding, voluntarily or involuntarily, under Title 11 of the United States Code or any other state or federal statute seeking the reorganization, liquidation or restructuring of any Maker, or the filing by any person of any legal, administrative or arbitration proceeding seeking the reorganization, liquidation, dissolution, restructuring, foreclosure, appointment of a receiver or transfer of control or possession of the assets of any Maker for the benefit of a creditor. In the event of any such filing, all obligations, covenants, representations, warranties and releases of and/or granted by the Maker, and the Maker's shareholders shall remain in full force and effect.

            (b) All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for the Payee entering into this Forbearance Agreement.

      11. Waiver of Claims and Defenses. To induce the Payee to enter into this Forbearance Agreement, each Maker represents and warrants to Payee that as of the Forbearance Date there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Loan Documents, and each Maker waives any and all such claims, offsets, defenses, or counterclaims whether known or unknown, arising prior to the Forbearance Date. Additionally, each Maker, on behalf of itself and its shareholders/owners, hereby releases and agrees to hold the Payee, and each of its legal representatives, successors, affiliates, parents, subsidiaries, predecessors, assigns, shareholders, partners, trustees, beneficiaries, administrators, heirs, former and current officers, directors, agents, attorneys, and employees, and their respective successors, assigns, heirs, executors, and administrators harmless from any and all claims, actions, suits, causes of action, accounts, judgments, agreements, promises, executions, debts, damages, demands, rights, obligations, liabilities, and controversies now in existence concerning or in connection with the Note, this Forbearance Agreement, or any other Loan Documents (collectively, the "Claims") of every nature and description, at law or in equity, whether known or unknown, foreseen or unforeseen, and regardless of whether the Maker, or any other person hereafter discovers any fact which may give rise to any of the Claims.

      12. Acknowledgments. Each Maker hereby acknowledges and agrees that:

            (a) No Future Obligations. The Payee has no obligation to make any additional loan or extension of credit to or for the benefit of the Maker, and no obligation to extend the maturity date of any credit extended to the Maker.

            (b) No Third Party Beneficiaries. This Forbearance Agreement is not intended for, and shall not be construed to be for, the benefit of any person not a signatory hereto.

FORBEARANCE AGREEMENT - Page 7

      13. Impairment/Security. Except as otherwise specifically set forth herein, the Loan Documents shall each remain unaffected by this Forbearance Agreement and all such Loan Documents shall remain in full force and effect. The Maker's payment and performance of its various obligations to the Payee under the Loan Documents (including, without limitation, this Forbearance Agreement), including all extensions, amendments, renewals, or replacements thereof, continue to be and shall be secured by the Outstanding Liens. Nothing contained herein shall be deemed a waiver of any of the rights and remedies that the Payee may have against any Maker, or of the Payee's rights and remedies arising out of the Loan Documents.

      14. Severability. If any court of competent jurisdiction determines any provision of this Forbearance Agreement or any provision in any of the other Loan Documents to be invalid, illegal, or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect.

      15. Attorneys' Fees. If any lawsuit, reference, or arbitration is commenced which arises out of or relates to the Obligations or any of the Loan Documents, the prevailing party shall be entitled to recover from each other party such sums as the court, referee, or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference, or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any bankruptcy or insolvency proceeding, the Maker agrees to pay all of the Payee's costs and expenses, including attorneys' fees (including, without limitation, the allocated costs of in-house counsel), which may be incurred in enforcing or protecting the Payee's rights or interests. From the time(s) incurred until paid in full to the Payee, all such sums shall bear interest at the rate specified in paragraph 7(b) hereof.

      16. Miscellaneous.

            (a) Counterparts. This Forbearance Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; but in making proof of this Forbearance Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

            (b) Amendments, etc. Any future waiver, alteration, amendment, or modification of any of the provisions of the Loan Documents or this Forbearance Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents, nor this Forbearance Agreement can be modified orally, by course of dealing, or by implied agreement. Moreover, any delay by the Payee in enforcing its rights after a Default or an Event of Default shall not be a release or waiver of the Default or the Event of Default and shall not be relied upon by the Maker as a release or waiver of the Default or Event of Default. Except as specifically provided in this Forbearance Agreement, no express or implied consent to any further forbearance or modifications involving any of the matters set forth in this

FORBEARANCE AGREEMENT - Page 8

      Forbearance Agreement or otherwise shall be inferred or implied by the Payee's execution of this Forbearance Agreement or any other action of the Payee.

            (c) Successors and Assigns. This Forbearance Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns; however, nothing contained herein will constitute Payee's consent to any assignment or delegation of any rights, duties or obligations of any Maker hereunder or under the Note or any other Loan Document.

            (d) Headings. The headings of paragraphs in this Forbearance Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Forbearance Agreement. As used herein, neuter pronouns include the masculine and feminine genders, and the singular includes the plural (and vice versa), unless the context otherwise requires.

            (e) Governing Law. THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA AND FEDERAL LAW, AS APPLICABLE.

            (f) Survival. The warranties and representations of the parties in this Forbearance Agreement shall survive the termination of this Forbearance Agreement.

            (g) Joint Preparation. The terms and conditions set forth in this Forbearance Agreement are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Forbearance Agreement or any documentation prepared pursuant to or in connection with this Forbearance Agreement shall not be construed against any of the parties because of draftsmanship.

      17. Time is of the Essence. Time is of the essence of this Forbearance Agreement and the other Loan Documents.

      18. Further Performance. The Maker, whenever and as often as it shall be requested by the Payee, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered such further instruments and documents and to do any and all things as may be reasonably requested in order to carry out the intent and purpose of this Forbearance Agreement and the other Loan Documents.

      19. Ratification and Confirmation of Loan Documents. The Maker hereby ratifies and confirms each of the Loan Documents to which it is a party entered into prior to the Forbearance Date, including its respective Collateral Documents, executed pursuant to the Note and agrees that such Loan Documents continue to be legal, valid, binding, and enforceable in accordance with their respective terms except as amended pursuant to the terms hereof.

FORBEARANCE AGREEMENT - Page 9

      20. Integration. The Loan Documents, including this Forbearance Agreement,
(a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents, (b) supersede all oral negotiations and prior and other writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents, including this Forbearance Agreement, and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions, and provisions of this Forbearance Agreement and those of any other agreement or instrument, including the other Loan Documents, the terms, conditions, and provisions of this Forbearance Agreement shall prevail. No supplement, modification, or amendment of this Forbearance Agreement or the other Loan Documents shall be effective unless in writing and signed by the Payee, and the Maker. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

      IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement as of the date first above written.

MAKER:

OMNI ENERGY SERVICES CORP.              OMNI ENERGY SERVICES CORP.-MEXICO

By: /s/ G. Darcy Klug                   By:  /s/ G. Darcy Klug
    -------------------------                -----------------------------
G. Darcy Klug, Executive Vice President      G. Darcy Klug, Executive Vice
                                             President

AMERICAN HELICOPTERS INC.               TRUSSCO, INC.

By:  /s/ G. Darcy Klug                  By:  /s/ G. Darcy Klug
     ------------------------                ----------------------------
G. Darcy Klug, Executive Vice President      G. Darcy Klug, Executive Vice
                                             President

TRUSSCO PROPERTIES, LLC

By:   /s/ G. Darcy Klug
      ------------------------
      G. Darcy Klug, Executive Vice President

PAYEE:

BEAL BANK, S.S.B.

By: /s/ William T. Saurenmann
    --------------------------
    William T. Saurenmann,
    Senior Vice President

FORBEARANCE AGREEMENT - Page 10